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                                                                    EXHIBIT 23.2



                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------



We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Caldera, Inc. of our report dated October 23, 2000 relating to the consolidated financial statements and financial statement schedule, which appear in The Santa Cruz Operation, Inc.'s Annual Report on Form 10- for the year ended September 30, 2000. We also consent to the reference to us under the headings "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP





San Jose, California

December 15, 2000